UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 29, 2019
 __________________________
GATX Corporation
(Exact name of registrant as specified in its charter)
 __________________________

New York	1-2328	36-1124040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
233 South Wacker Drive
Chicago, Illinois 60606-7147
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
 __________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Shareholders of GATX Corporation (the “Company”), the shareholders voted on the following three proposals and cast their votes as described below.

Proposal 1 - Election of Directors

The nine individuals named below were elected to serve on the Company’s Board of Directors (the “Board”) until the Company’s 2020 Annual Meeting of Shareholders or until their successors are duly elected and qualified:

Name	For	Against	Abstain	Broker Non-Votes
Diane M. Aigotti	32,922,555	312,049	44,433	2,119,980
Anne L. Arvia	32,943,479	291,842	43,717	2,119,980
Ernst A. Häberli	32,182,473	1,034,239	62,326	2,119,980
Brian A. Kenney	32,323,176	917,078	38,783	2,119,980
James B. Ream	33,092,401	118,627	68,010	2,119,980
Robert J. Ritchie	32,924,747	309,622	44,668	2,119,980
David S. Sutherland	32,133,249	1,091,719	54,069	2,119,980
Stephen R. Wilson	33,098,116	137,884	43,037	2,119,980
Paul G. Yovovich	32,849,819	363,121	66,098	2,119,980

Proposal 2 - Advisory Resolution on Executive Compensation

The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement, including the Compensation Discussion and Analysis and the Executive Compensation Tables, together with the narrative discussion related thereto, by the following vote:

For	Against	Abstain	Broker Non-Vote
32,519,214	634,974	124,850	2,119,980

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, by the following vote:

For	Against	Abstain
34,250,385	1,070,755	77,878

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Thomas A. Ellman
Thomas A. Ellman
Executive Vice President and Chief Financial Officer
May 1, 2019